INVESTOR DAY OCTOBER 4, 2019

NEAL GOLDNER Vice President Investor Relations

Forward-Looking Statements We refer throughout this presentation to the results from the business associated with the brands that existed prior to our acquisition of ILG, Inc. (“ILG”) as “Legacy-MVW,” and we refer to the results from the business and brands that were acquired from ILG as “Legacy-ILG.” This presentation contains “forward-looking statements” within the meaning of federal securities laws, including statements about anticipated future events, expectations that are not historical facts, and guidance about our future results. Such statements include, but are not limited to, statements regarding the integration of and synergies expected from the ILG acquisition, business initiatives and earnings trends, estimates and assumptions. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, changes in supply and demand for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth and other matters referred to under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of October 4, 2019 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. In this presentation we use certain financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures herein, and reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (in the Appendix). Non-GAAP financial measures are identified in the footnotes in the pages that follow and are further explained in the Appendix. Although we evaluate and present these non-GAAP financial measures for the reasons described in the Appendix, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others. MARRIOTT VACATIONS WORLDWIDE I 3

Agenda 8:30 – 8:35 Introduction Neal Goldner, Vice President Investor Relations 8:35 – 9:00 Strategic Overview Steve Weisz, President and Chief Executive Officer 9:00 – 9:15 Brand and Digital Ovi Vitas, Chief Brand & Digital Strategy Officer 9:15 – 9:30 Q&A 9:30 – 9:45 Break 9:45 – 10:00 Exchange & Third-Party Mgt. Jeanette Marbert, President Lee Cunningham, Chief Operating Officer – Vacation Ownership 10:00 – 10:45 Vacation Ownership Lani Kane-Hanan, Chief Development & Product Officer Brian Miller, Chief Marketing, Sales and Service Officer 10:45 – 11:00 Q&A 11:00 – 11:15 Break 11:15 – 11:35 Financial Overview John Geller, Chief Financial & Administrative Officer 11:40 – 12:00 Q&A MARRIOTT VACATIONS WORLDWIDE I 4

STEVE WEISZ President and Chief Executive Officer Strategic Overview

Key Messages for the Day 1 2 3 Business Transformative Clear Model ILG Strategy Acquisition Resilient, powerful On track to Clear go-forward free cash flow maximize the ILG growth strategy business model combination MARRIOTT VACATIONS WORLDWIDE I 6

The Team That Will Present and Execute Our Plan OVIDIO E. VITAS R. LEE CUNNINGHAM JEANETTE E. MARBERT Executive Vice President and Executive Vice President and President, Exchange and Chief Brand and Digital Chief Operating Officer – Third-Party Management Strategy Officer Vacation Ownership 35 Years of Service 4 Years of Service 37 Years of Service STEPHEN P. WEISZ President and Chief Executive Officer 47 Years of Service LIZABETH KANE-HANAN BRIAN E. MILLER JOHN E. GELLER, JR. Executive Vice President and Executive Vice President and Executive Vice President and Chief Development and Chief Marketing, Sales and Chief Financial and Product Officer Service Officer Administrative Officer 19 Years of Service 29 Years of Service 14 Years of Service MARRIOTT VACATIONS WORLDWIDE I 7

AGENDA Powerful Business Model Driving Sustained Growth • The business today • Unique and resilient model • Three-point strategy MARRIOTT VACATIONS WORLDWIDE I 8

Leading Provider of Vacation Experiences Vacation Ownership Over Leading 7 110 660,000 Upper Upscale Iconic brands Resorts around Owner families & Luxury the world Vacation Ownership Developer Exchange and Third-Party Management Serving nearly More than Over 2M 3,200 175 Members Exchange Properties Resorts managed As of December 31, 2018. MARRIOTT VACATIONS WORLDWIDE I 9

We Have a Broad, Diverse Portfolio Strengthened by the ILG Acquisition Vacation Ownership 87% of Revenues • Sales of vacation ownership products & financing • Management & rentals Exchange & Third-Party Management 13% of Revenues • Exchange • Third-party management As of December 31, 2018. Revenues exclude cost reimbursements, a non-GAAP measure, and VRI-Europe (sold December 2018). For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 10

Resilient Business Model 2018 Adjusted EBITDA Contribution Management and Exchange 40% Only 28% of Adjusted EBITDA from VO-sales 17% 15% Rentals Financing Excludes VRI-Europe (sold December 2018). Adjusted EBITDA Contribution is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 11

Solid Performance Record Revenues Adjusted EBITDA ($M) ($M) $419 $2,043 $294 $1,433 $1,280 $237 2016 2017 2018 2016 2017 2018 Revenues exclude cost reimbursements. Revenues excluding cost reimbursements and Adjusted EBITDA are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 12

Delivering on Our Goals Achieved or Exceeded 2015 Investor Day Goals Metric 2018 Target 2018 Actuals1 Target Met • Contract sales $870M to $1,025M2 $902M • Adjusted EBITDA $290M to $330M2 $320M • Cumulative adjusted free cash flow $700M to $775M $907M 1 Excludes Legacy-ILG results post acquisition; see appendix for explanation and reconciliation. 2 2018 target increased $20M for Contract sales and $20M for Adjusted EBITDA due to the addition of resales to Contract sales and share-based compensation to the Adjusted EBITDA definition. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 13

$1.4B Total Capital Returned to Shareholders $409M1 $225M $329 $212M $212M Pursuing ILG acquisition $147M $126M $201 $178 $204 $96 $88 $26M $80 $51 $8 $24 $34 $38 2013 2014 2015 2016 2017 2018 2019 YTD Dividends Share repurchases 1 2019 share repurchases through September 20, 2019; 2019 dividends include amounts paid through October 3, 2019. MARRIOTT VACATIONS WORLDWIDE I 14

Marriott Vacations Worldwide Today: Larger and More Resilient 2008 Now Timeshare + Business Residences + Timeshare + Exchange More Fractional diverse Development Less capital Weeks-based Points-based Model intensive Solid free On balance Funding Capital-efficient cash flow sheet MARRIOTT VACATIONS WORLDWIDE I 15

VACATION OWNERSHIP We Play in a Healthy, Growing Industry Timeshare Is Healthy And Growing U.S. timeshare contract sales ($B) 6% $10.2 CAGR 7 out of 10 $6.3 owners would purchase again 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Data from ARDA AIF State of the Timeshare Industry for each year shown as well as the 2018 ARDA AIF United States Owner’s Report. MARRIOTT VACATIONS WORLDWIDE I 16

VACATION OWNERSHIP Large And Attractive Addressable Market households – addressable >35M market in U.S. alone >$130k median annual income ~740 FICO score $1.5M median net worth Amounts represent Marriott Vacation Club owners except addressable market, which is from management’s estimates. MARRIOTT VACATIONS WORLDWIDE I 17

EXCHANGE & THIRD - PARTY MANAGEMENT High Margin, Stable and Strong Cash Flow Established, Respected Brand in Global Vacation Exchange Industry 80 nations, Thousands of resorts More than 40 years Variety of products Proprietary clubs are Robust international as the quality vacation and services a differentiator footprint exchange network Cost-effective management, broad industry expertise MARRIOTT VACATIONS WORLDWIDE I 18

What Consumers Want From Their Vacation Has Evolved Today’s Vacationer Wants Experiences and Consistent high- Flexible options Value Ease of use memories quality product MARRIOTT VACATIONS WORLDWIDE I 19

And So Have We: At the Leading Edge of the Consumer-Driven Evolution Experiences and Consistent high- Flexible options Value Ease of use memories quality product Enhanced experiences Points-based Trade for hotel frequency points Recycle Inventory Flexible weeks Weeks-based MARRIOTT VACATIONS WORLDWIDE I 20

AGENDA Powerful Business Model Driving Sustained Growth • The business today • Unique and resilient model • Three-point strategy MARRIOTT VACATIONS WORLDWIDE I 21

Unique & Resilient Business Model Drives Value Diverse and Exclusive access Capital-efficient Strong free cash Leading resilient revenue to Marriott inventory flow and exchange streams Bonvoy™ acquisition model balance sheet platform & World of Hyatt loyalty programs $440M to $490M 2019E Adjusted Free Cash Flow Adjusted Free Cash Flow is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 22

Integrated Vacation Ownership Products and Service Create a Foundation for Future and Recurring Revenue 8. Incremental Vacation 1. Branded Transient Ownership Resort Stays Additional purchases On-property 2. Initial Vacation 7. Resort Operations Ownership Purchase On-property First-time buyer Initial Purchase ~$30K 6. Management 3. Consumer Financing Fees Loans to high-quality customers 5. Exchange Fees 4. Club Services & Rental Recurring dues and fees Initial purchase represents average Marriott Vacation Club contract sale as of June 30, 2019. MARRIOTT VACATIONS WORLDWIDE I 23

AGENDA Powerful Business Model Driving Sustained Growth • The business today • Unique and resilient model • Three-point strategy MARRIOTT VACATIONS WORLDWIDE I 24

Three-Point Strategy 1. Drive profitable revenue 3. growth Balanced capital deployment 2. Transform business with ILG acquisition Foundational Beliefs Owner/Guest Satisfaction & Associate Engagement MARRIOTT VACATIONS WORLDWIDE I 25

STRATEGY #1: DRIVE PROFITABLE REVENUE GROWTH Substantial Growth Opportunities New resorts: • Develop exciting new resorts and properties Leverage brands: • Leverage exclusive access to Marriott BonvoyTM and World of Hyatt loyalty programs Grow tours: • Grow Vacation Ownership tour flow focusing on first time buyers Expand digital: • Capture growth through digital Diversify Exchange: • Diversify Exchange & Third-Party Management Increase $ per member: • Increase Exchange revenue per member MARRIOTT VACATIONS WORLDWIDE I 26

STRATEGY #2: TRANSFORM WITH ILG ACQUISITION ILG Acquisition Delivers Transformative Benefits • Additional well-respected brands • Offering exciting new customer experiences • Creates economies of scale • Provides opportunities for new ways of working • High margin, strong free cash flow exchange business MARRIOTT VACATIONS WORLDWIDE I 27

STRATEGY #2: TRANSFORM WITH ILG ACQUISITION On Track to Deliver Substantial Synergies General & administrative $125+ Million Operational redundancies 2 Savings by the end of 2021 Digital transformation Marketing / sales synergies Top-line growth Projected annualized run rate savings in place by end of 2021. MARRIOTT VACATIONS WORLDWIDE I 28

Three Year Growth Targets Contract Adjusted Revenue Sales EBITDA CAGR CAGR CAGR 5-8% 7-11% 7-11% All CAGR’s are 2019-2022. Revenue excludes cost reimbursements. Revenue excluding cost reimbursements and Adjusted EBITDA are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 29

STRATEGY #3: BALANCED CAPITAL DEPLOYMENT Allocate Adjusted Free Cash Flow to Maximize Shareholder Value Strategic M&A Strong Adj. FCF ~$1.3B to $1.5B Share Repurchases next 3 years1 after development & investment spend Dividends 1 Cumulative 2020 to 2022. Adjusted Free Cash Flow is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 30

I N S U M M A R Y Powerful Business Model Driving Sustained Growth • High adjusted free cash flow generative business model • Diverse and highly resilient revenue • On track to deliver substantial synergies • Transforming the business with digital • Experienced team with demonstrated track record of delivering results MARRIOTT VACATIONS WORLDWIDE I 31

OVI VITAS Executive Vice President and Chief Brand and Digital Strategy Officer Digital Strategy

AGENDA Driving Growth Through Digital • Digital landscape today • Strengths we are leveraging • Our transformational growth strategy MARRIOTT VACATIONS WORLDWIDE I 33

Global Trends Signal an Era of Unprecedented Innovation Global Connectivity Shifting Population Dynamics 7.2 billion+ 2 billion+ gadgets in the are digital world by natives 2020 DIGITAL DISRUPTION Rapid Urbanization Tsunami of Data 4 billion+ 9X more in last 2 years live in urban major enabler of areas machine learning MARRIOTT VACATIONS WORLDWIDE I 34

With Today’s Connected, Self-Directed Consumer… Consumer Self-Directed Research / Sources • Bloggers Share • Reviews • Loyalty programs • Recommendation Re/Discover engines • Social media • Video • Personalized campaigns Inspire & Explore • Service • Tips / tricks • Samples Purchase • Retailer apps • Dynamic pricing & promotions • Events Validate • POS (B&M, online) MARRIOTT VACATIONS WORLDWIDE I 35

Today’s Customer is Constantly Connected and Increasingly Demanding Take Travel as an Example… 93% 90% 81% 69% Update Check-in Track Mobile flight status at home bags boarding pass IATA MARRIOTT VACATIONS WORLDWIDE I 36

AGENDA Driving Growth Through Digital • Digital landscape today • Strengths we are leveraging • Our transformational growth strategy Traditional Marketing Promotions INTEGRATED MARKETING Web/ Social Media MARRIOTT VACATIONS WORLDWIDE I 37

Extensive Digital Footprint Online & Mobile MARRIOTT VACATIONS WORLDWIDE I 38

Marriott Vacations Worldwide Digital Strategy Guiding Principles Our Virtuous Circle Generate demand digitally Enhance experiences Get people on before, during and vacation faster and after vacation more frequently MARRIOTT VACATIONS WORLDWIDE I 39

Digital Transaction Growth Number of Online Points Transactions 387K 28% CAGR 237K 2016 2018 Includes Legacy-MVW and Vistana. MARRIOTT VACATIONS WORLDWIDE I 40

Digital Transaction Growth Online Points Transactions as a % of Total Transactions > 50% 40% 29% 2016 2018 2022 Includes Legacy-MVW and Vistana. MARRIOTT VACATIONS WORLDWIDE I 41

AGENDA Driving Growth Through Digital • Digital landscape today • Strengths we are leveraging • Our transformational growth strategy MARRIOTT VACATIONS WORLDWIDE I 42

Three Ways We Will Continue to Drive Growth with Digital Strengthen Our Digital Infrastructure Grow Online Packages Enhance Experiences MARRIOTT VACATIONS WORLDWIDE I 43

1. Strengthen Our Digital Infrastructure Current Focus On-site HOTEL DIRECT IN-HOUSE EVENT LINKAGE DIGITAL MARKETING MARKETING MARKETING SALES Current Focus Off-site DIGITAL DIGITAL IN APP PACKAGE WEBSITE PARTNERSHIPS SALES GROWTH MARRIOTT VACATIONS WORLDWIDE I 44

1. Strengthen Our Digital Infrastructure Our Future Focus On-site HOTEL DIRECT IN-HOUSE EVENT LINKAGE DIGITAL MARKETING MARKETING MARKETING SALES Our Future Focus Off-site DIGITAL DIGITAL IN APP PACKAGE WEBSITE PARTNERSHIPS SALES GROWTH MARRIOTT VACATIONS WORLDWIDE I 45

2. Grow Tour Packages Digital Initiatives Self-service Real-time Pre-arrival booking offer marketing tool engines offers MARRIOTT VACATIONS WORLDWIDE I 46

3. Use Digital to Enhance Experiences Activity Planning, Self-Service, Community Engagement MARRIOTT VACATIONS WORLDWIDE I 47

Marriott Vacations Worldwide 3 Year Ambitions $300M2 Digital Transactions > 50%1 Online vs. Offline Transactions Customer Experience 1 Vacation Ownership on-line transactions. 2 Vacation Ownership and Exchange & Third-Party Management digital transactions. MARRIOTT VACATIONS WORLDWIDE I 48

I N S U M M A R Y Significant Potential to Drive Growth Through Digital • Creating meaningful relationships – will yield better targeting for content and offers • Improved targeting – drives more cost effective channel management and expansion • Aligning behaviors, needs and technology will drive dramatic growth MARRIOTT VACATIONS WORLDWIDE I 49

JEANETTE MARBERT President Exchange & Third-Party Management Segment

AGENDA An Attractive and Complementary Business • Performance highlights • Two solid businesses • Key strengths • Strategic growth priorities MARRIOTT VACATIONS WORLDWIDE I 51

High-Margin Exchange & Third-Party Management Business Provides Strong Free Cash Flow 2018 Adjusted EBITDA Contribution Key Metrics Third-Party Revenues Management $403M ~20% Adjusted EBITDA Margin Exchange 63% ~80% Capital Expenditures $17M Combined basis, excluding VRI-Europe (sold December 2018). Revenues exclude cost reimbursements. Revenues excluding cost reimbursements and Adjusted EBITDA Contribution are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 52

AGENDA An Attractive and Complementary Business • Performance highlights • Two solid businesses • Key strengths • Strategic growth priorities MARRIOTT VACATIONS WORLDWIDE I 53

Two Solid Businesses Exchange Third-Party Management • ~80% of Adjusted EBITDA • ~20% of Adjusted EBITDA • Serves: ~2M member families • Serves: Over 175 properties managed • Value provided: Ability to vacation in variety of locations • Value provided: Professional management of assets Combined basis excluding VRI-Europe (sold December 2018) and cost reimbursements. Revenues excluding cost reimbursements 54 and Adjusted EBITDA Contribution are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I

Leading Exchange Networks and Membership Programs 3,200 affiliated resorts Open network 1.7 million member families 290k member families Who We Serve Value Provided Member/Owner Exchange Families Developers Rental HOAs Leisure Benefits MARRIOTT VACATIONS WORLDWIDE I 55

INTERVAL INTERNATIONAL More Than 40 Years As the Quality Exchange Network Interval's Member Resorts are Strong Member Retention Recognized for Their Quality 40% 88% of resorts are Member designated elite, retention rate1 premier or select Long-standing Developer Highly Efficient Inventory Utilization Relationships 20 years 93% Average Chairman’s Utilization of exchange Club tenure inventory1 1 Five year average. MARRIOTT VACATIONS WORLDWIDE I 56

INTERVAL INTERNATIONAL Enhancing the Vacation Ownership Purchase Exchange Membership Options Basic Membership Interval Gold Interval Platinum Club Interval Gold Non-Exchange, Leisure & Lifestyle Products Leisure Dream Time Vacation Week Passport MARRIOTT VACATIONS WORLDWIDE I 57

Two Solid Businesses Exchange Third-Party Management • ~80% of Adjusted EBITDA • ~20% of Adjusted EBITDA • Serves: ~2M member families • Serves: Over 175 properties managed • Value provided: Ability to vacation in variety of locations • Value provided: Professional management of assets Combined basis excluding VRI-Europe (sold December 2018) and cost reimbursements. Revenues excluding cost reimbursements 58 and Adjusted EBITDA Contribution are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I

THIRD - PARTY MANAGEMENT Leading Resort Operator AAH Lifestyle Brands and Independent Hotels Leading Hospitality Brands1 Aston at The Whaler Aston Waikiki Beach Tower Copperwynd Resort 1 Aqua Aston is also an approved operator of 4 Hilton brands and 1 IHG brand resulting from re-branding of former managed properties MARRIOTT VACATIONS WORLDWIDE I 59

THIRD - PARTY MANAGEMENT Highly Predictable Property Management Business ~140 335k 270k Resort & Club VO Intervals Owner Locations Families Maui Schooner Resort Club Cascadas de Baja The Resort on Cocoa Beach Includes Trading Places International. MARRIOTT VACATIONS WORLDWIDE I 60

AGENDA An Attractive and Complementary Business • Performance highlights • Two solid businesses • Key strengths • Strategic growth priorities MARRIOTT VACATIONS WORLDWIDE I 61

Key Attributes of Interval Exchange Business 1 3 Recurring Highly and predictable complementary to fee-based vacation ownership revenue segment 2 4 Loyal Track record customer base of stability with high level of during economic engagement downturns MARRIOTT VACATIONS WORLDWIDE I 62

1. Recurring and Predictable Fee Based Revenue 2018 Interval International Total Revenue $315M Recurring Predictable 34% membership transaction 58% revenue revenue 8% Ancillary & Other revenue MARRIOTT VACATIONS WORLDWIDE I 63

2. Loyal Customer Base With High Level of Engagement Exchange is Essential Upgraded Membership 95% 45% of members have an State that the ability to upgraded membership 1 exchange is important product (Gold or Platinum) Household Income Intent to Exchange 52% 52% Have household Intend to exchange income >$100k1 their week or points1 1 2017 Interval International Member Profile. MARRIOTT VACATIONS WORLDWIDE I 64

3. Highly Complementary to Vacation Ownership 97% Utilization of branded inventory Efficient distribution channel MARRIOTT VACATIONS WORLDWIDE I 65

4. Stable Exchange Revenue During Last Recession Interval International Total Member Revenue $328 $330 $329 $302 Real U.S. GDP per capita 2007 2008 2009 2010 $’s in millions. Source: Federal Reserve Economic Data. MARRIOTT VACATIONS WORLDWIDE I 66

AGENDA An Attractive and Complementary Business • Performance highlights • Two solid businesses • Key strengths • Strategic growth priorities MARRIOTT VACATIONS WORLDWIDE I 67

Strategic Growth Priorities 1 2 3 Increase share of Expand Grow affiliations wallet with enhanced distribution & management product offerings channels contracts MARRIOTT VACATIONS WORLDWIDE I 68

1. Increase Share of Wallet with Enhanced Products Increased engagement will fortify long-term relationships that drive recurring revenue streams Mobile Usage Options Digital Product Experience Innovation Personalized Content Customer Insights MARRIOTT VACATIONS WORLDWIDE I 69

2. Leverage Product Portfolio to Reach New Customers Non-Exchange, Leisure & Lifestyle Products Leveraging the sales force to market products to third-party organizations outside of vacation ownership MARRIOTT VACATIONS WORLDWIDE I 70

3. Drive Recurring Revenue and Profit by Growing New Affiliations and Management Contracts Network Initiatives Continue expansion of network Grow with global brands and independent hotels in targeted markets Convert properties from self-managed and other independent property managers MARRIOTT VACATIONS WORLDWIDE I 71

Three Year Growth Outlook 2-4% 3-4% CAGR CAGR Revenues Adjusted EBITDA All CAGR’s are 2019-2022. Revenues exclude cost reimbursements. Revenues excluding cost reimbursements and Adjusted EBITDA are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 72

I N S U M M A R Y Exchange & Third-Party Management – An Attractive and Complementary Business • High margin, recurring fee-based revenue • Complementary to vacation ownership • Low capital intensity business model • Strong market position with diversified offering MARRIOTT VACATIONS WORLDWIDE I 73

LEE CUNNINGHAM EVP and Chief Operating Officer Vacation Ownership Segment

AGENDA A Resilient Business with Growth Momentum • The business today – solid platform • Executing development strategy • Growing contract sales • The future - growth well positioned to continue MARRIOTT VACATIONS WORLDWIDE I 75

VACATION OWNERSHIP AT A GLANCE Diverse Earnings Streams = A Resilient Business 2018 2018 Revenue Mix Adjusted EBITDA Contribution Resort Management Resort Management 19% Sale of 28% Sale of Vacation 36% Vacation 51% Ownership Ownership 20% Rentals 16% 10% Rentals 20% Financing Financing On a combined basis. Revenue excludes cost reimbursements. Revenue excluding cost reimbursements and Adjusted EBITDA Contribution are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 76

VACATION OWNERSHIP AT A GLANCE Leveraging Strong License Relationships Number of Loyalty Members ~130M 85M 61M 16M MARRIOTT VACATIONS WORLDWIDE I 77

LEGACY MARRIOTT VACATIONS WORLDWIDE Record of Steady Growth Across Key Performance Metrics Contract Sales Revenues Adjusted EBITDA ($M) ($M) ($M) 5% CAGR $1,563 8% CAGR $1,347 $902 7% $719 CAGR $425 $345 2015 2018 2015 2018 2015 2018 Legacy-MVW contract sales, revenues and Adjusted EBITDA. Revenues exclude cost reimbursements. Revenues excluding cost reimbursements and Adjusted EBITDA are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 78

Similar Growth in Acquired Vacation Ownership Business Legacy Legacy Combined MVW Contract Sales ILG Contract Sales Contract Sales ($M) ($M) ($M) 9% CAGR $1,432 8% CAGR $1,096 $902 12% $719 CAGR $530 $377 2015 2018 2015 2018 2015 2018 MARRIOTT VACATIONS WORLDWIDE I 79

Vacation Ownership Has Momentum! Increasing Sales Customer Growing New to Younger Focused Service Owners Generations Culture Consistent New Owner Millennial Not Disclosed Satisfaction Growth & GenX 10% 90% 91% 91% 91% 91% 33% 13% CAGR 57% Boomers 2016-2018 2014 2015 2016 2017 2018 MARRIOTT VACATIONS WORLDWIDE I 80

Vacation Ownership Has Momentum! Increasing Sales Customer Growing New to Younger Focused Service Owners Generations Culture Consistent New Owner Millennial Not Disclosed Satisfaction Growth & GenX 10% 90% 91% 91% 91% 91% 33% 13% CAGR 57% Boomers 2016-2018 2014 2015 2016 2017 2018 MARRIOTT VACATIONS WORLDWIDE I 81

Vacation Ownership Has Momentum! Increasing Sales Customer Growing New to Younger Focused Service Owners Generations Culture Consistent New Owner Millennial Not Disclosed Satisfaction Growth & GenX 10% 90% 91% 91% 91% 91% 33% 13% CAGR 57% Boomers 2016-2018 2014 2015 2016 2017 2018 MARRIOTT VACATIONS WORLDWIDE I 82

Importance of Adding New Owners to the System Average Revenue Contribution of Initial Purchases Through First Five Years Other Financing Revenue Management Fees, Ancillary, Financing Rental, Other Development Revenue Revenue Additional Purchase Development Revenue Initial Vacation Total Revenue Ownership Purchase First Five Years Representative of North America Marriott Vacations Worldwide Legacy owners. MARRIOTT VACATIONS WORLDWIDE I 83

Leveraging Capital Efficient Points Model Perpetual Perpetual sales centers sales centers selling same selling same product product New and Creates Consistent free reacquired points cash flow growth inventory to sell Perpetual Perpetual sales centers sales centers selling same selling same product product MARRIOTT VACATIONS WORLDWIDE I 84

Linking All Marriott-Branded Vacation Ownership Resorts Today Target Future Product Form MARRIOTT VACATIONS WORLDWIDE I 85

LANI KANE-HANAN EVP and Chief Development and Product Officer Vacation Ownership Segment

AGENDA A Resilient Business with Growth Momentum • The business today – solid platform • Executing development strategy • Growing contract sales • The future - growth well positioned to continue MARRIOTT VACATIONS WORLDWIDE I 87

Execute Consistent Development Strategy 1. Grow Footprint 2. Balanced Approach Grow footprint with Balanced, capital new flags and sales efficient, inventory centers at desirable spend to optimize locations product cost Leverage upper scale brands and customer insights MARRIOTT VACATIONS WORLDWIDE I 88

What We Said in 2015… 1 2 3 Add new resorts Grow Match inventory and sales efficiently spending with centers sales pace MARRIOTT VACATIONS WORLDWIDE I 89

… What We Have Accomplished San Diego Costa Rica 264 units Waikoloa Opening 2021 112 units Bali Nusa Surfers Dua Terraces Paradise Opening 2020 ~$300M 88 units Annual Contract Sales1 San Francisco ~$785M Marco Island 233 units Inventory Investment2 152 units Bali Nusa Washington, Dua Gardens DC 51 units 71 units South Beach New York City 49 units 177 units Projects are Legacy MVW only. 1Estimated annual contract sales generated by these projects when stabilized. 90 2Inventory investment through 2019 plus 2020-2022 commitments. MARRIOTT VACATIONS WORLDWIDE I

Matching Inventory Spending With Sales Pace ($M) Inventory Sold Inventory Investment Avg.=$170m/yr. Avg.=$168m/yr. $210 $187 $189 $167 $167 $155 $137 $139 New Inventory Repurchases1 2016 2017 2018 2019E 2016 2017 2018 2019E Legacy-MVW. 1 Repurchases and other inventory spending. MARRIOTT VACATIONS WORLDWIDE I 91

Advantages of Development Model Repurchase inventory below replacement cost and resell Supports wide range of project scales and structures Focus on new v. existing markets Absorb inventory quickly – months v. years Perpetual sales centers MARRIOTT VACATIONS WORLDWIDE I 92

Target Markets Come from Customer Insights Owner external Owner On-site Social usage patterns and prospect feedback media surveys MARRIOTT’S KO OLINA BEACH CLUB, KAPOLEI Oahu, Hawaii MARRIOTT VACATIONS WORLDWIDE I 93

Acquired Brands Underrepresented in Major Markets • Las Vegas, NV • Orlando, FL • Maui, HI • Waikiki, HI • Big Island, HI • Urban • Key West, FL • Aruba • Cancun, Mexico • Los Cabos, Mexico • Asia Pacific MARRIOTT VACATIONS WORLDWIDE I 94

110 Resorts in 12 Countries With Substantial Growth Potential

MARRIOTT VACATIONS WORLDWIDE℠



North Lake Tahoe, CA
Truckee, CA
Incline Village, NV
Park City, UT
Steamboat Springs, CO
Avon, CO
Vail, CO
Beaver Creek, CO
Breckenridge, CO
Aspen, CO
San Francisco, CA
South Lake Tahoe, CA
Las Vegas, NV
Carmel, CA
Palm Desert, CA
Sedona, AZ
Scottsdale, AZ
Newport Coast, CA
Rancho Mirage, CA
San Diego, CA
Phoenix, AZ
Branson, MO
Boston, MA
New York, NY
Washington, D.C.
Absecon, NJ
Williamsburg, VA
Hilton Head Island, SC
Myrtle Beach, SC
San Antonio, TX
Panama City Beach, FL
Orlando, FL
Port St. Lucie, FL
Siesta Key, FL
Marco Island, FL
Bonita Springs, FL
Singer Island, FL
Fort Lauderdale, FL
Miami, FL
Key West, FL
South Beach, FL
Gulf of Mexico
Atlantic Ocean
Los Cabos, Mexico
Cancún, Mexico
Dorado, Puerto Rico
St. Thomas, Virgin Islands (U.S.)
St. Kitts & Nevis
St. John, Virgin Islands (U.S.)
Caribbean Sea
Palm Beach, Aruba
England
London
Spain
Mallorca
Estepona
Marbella
France
Paris
Grand Residence Club by Marriott
Marriott Vacation Club
Marriott Vacation Club Pulse
Ritz-Carlton Destination Club
The Luxury Collection Residence Club
St. Regis Residence Club
Sheraton Vacation Club
Westin Vacation Club
Hyatt Residence Club
Hawaii
Kauai
Oahu
Maui
Lahaina
Pacific Ocean
Big Island
Australia
Surfers Paradise
Asia
Bangkok
Phuket
Bali

MARRIOTT VACATIONS WORLDWIDE I 95

GOING FORWARD

Balanced Approach to Development

MARRIOTT VACATIONS WORLDWIDE[SM]

Target Inventory Investment


Repurchase
~33%
~67%
Development

Key Guidelines

- Capital efficient development whenever possible
- Low-cost inventory repurchases reduce overall product cost
- Target ~25% overall product cost
- Target ~1.5 to 2.0 years of completed inventory to support consistent sales growth

Future Inventory Commitments

($M)


$11
$208
$110
2019
2020
2021

Legacy-MVW.
MARRIOTT VACATIONS WORLDWIDE I 96

BRIAN MILLER EVP and Chief Marketing, Sales and Service Officer Vacation Ownership Segment

AGENDA A Resilient Business with Growth Momentum • The business today – solid platform • Executing development strategy • Growing contract sales • The future - growth well positioned to continue MARRIOTT VACATIONS WORLDWIDE I 98

Key Drivers of Growth in Contract Sales 1 New market growth 2 Grow tours 3 Expand VPG 4 Capture revenue synergies MARRIOTT VACATIONS WORLDWIDE I 99

Expanded Customer Segmentation Opens New Markets MARRIOTT VACATIONS WORLDWIDE I 100

Strong Focus on First-Time Buyer Growth First-Time Buyers 28K 25K 22K 75k first-time buyers added since 2016!! 2016 2017 2018 MARRIOTT VACATIONS WORLDWIDE I 101

Continue to Scale Our Marketing Platform ~80% of annual contract sales generated from on-site programs MARRIOTT VACATIONS WORLDWIDE I 102

Global Opportunities for Targeted Channel Expansion Branded Hotel Global Digital and Channels Partners Social Media MARRIOTT VACATIONS WORLDWIDE I 103

Drive Direct Sales Excellence MARRIOTT VACATIONS WORLDWIDE I 104

IMPROVE VPG Solid Volume per Guest (VPG) Growth… Vacation Ownership VPG $4,000 $3,500 $3,000 $2,500 $2,000 2012 2013 2014 2015 2016 2017 2018 Legacy MVW Vistana North America MARRIOTT VACATIONS WORLDWIDE I 105

IMPROVE VPG …With Substantial Opportunity to Close Gap Vacation Ownership VPG Total VPG Owner VPG First-Time Buyer VPG ~40% First Time Buyer Opportunity Legacy Vistana Legacy Vistana Legacy Vistana MVW MVW MVW North America MARRIOTT VACATIONS WORLDWIDE I 106

INVEST IN SALES INFRASTRUCTURE Investing in Digital Sales Infrastructure to Drive Sales Delivering the right information to the customer or associate at the right time MARRIOTT VACATIONS WORLDWIDE I 107

INVEST IN SALES INFRASTRUCTURE Continued Investment in Interactive Customer Technology MARRIOTT VACATIONS WORLDWIDE I 108

REVENUE SYNERGIES Capturing Revenue Synergies From ILG Acquisition A few examples… Trial Program Hotel Marketing Call In-House Owner and Site Locations Transfer Tour Penetration Packages Sold Increased Market Best Practices Sales Excellence Penetration MARRIOTT VACATIONS WORLDWIDE I 109

LEE CUNNINGHAM EVP and Chief Operating Officer Vacation Ownership Segment

AGENDA A Resilient Business with Growth Momentum • The business today – solid platform • Executing development strategy • Growing contract sales • The future - growth well positioned to continue MARRIOTT VACATIONS WORLDWIDE I 111

Three Year Growth Targets 7-11% 6-9% CAGR CAGR Contract Sales Adjusted Growth EBITDA All CAGR’s are 2019-2022. Adjusted EBITDA is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 112

I N S U M M A R Y A Resilient Business with Growth Momentum • A record of strong sales growth • Adding new owners to the system • Substantial development opportunities • Growing contract sales • Capturing revenue synergies MARRIOTT VACATIONS WORLDWIDE I 113

JOHN GELLER EVP and Chief Financial and Administrative Officer Financial Overview

AGENDA Powerful Cash Flow Engine. Delivering Sustainable Growth and Strong Shareholder Returns • Performance highlights • Delivering on synergy targets • Disciplined capital allocation • Long-term outlook MARRIOTT VACATIONS WORLDWIDE I 115

Delivering On Our Goals Achieved Prior Investor Day Goals Contract Sales Adjusted EBITDA 2 2 $320M $870-$1,025M2 $902M $290 -$330M 2018 Target 2018 Actual1 2018 Target 2018 Actual 1 Cumulative Adjusted Free Cash Flow $907M $700-$775M 2018 Target 2018 Actual1 1Excludes Legacy-ILG results post acquisition; see appendix for explanation and reconciliation. 2 2018 target increased $20M for Contract sales and $20M for Adjusted EBITDA due to the addition of resales to Contract sales and share-based compensation to the Adjusted EBITDA definition. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 116

Significant Increase in Scale and Greater Diversification 2018 Legacy 2018 Increase MVW Combined Revenue $1,563M $3,134M 101% Mix of revenue from non- vacation ownership sales 47% 58% 1,100 bps Contract sales $902M $1,432M 59% Adjusted EBITDA $320M $667M 108% Adjusted EBITDA margin 20.5% 21.3% 80 bps Revenue excludes cost reimbursements. Revenue excluding cost reimbursements, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 117

BUSINESS MODEL NOW & THEN Larger and More Resilient 2008 Today Advantages Business Timeshare + Residences + Timeshare + exchange More diverse Fractional Development Model Less capital Less capital Weeks-based Points-based intensive intensive Funding Solid free On balance sheet Capital-efficient cash flow MARRIOTT VACATIONS WORLDWIDE I 118

BUSINESS MODEL NOW & THEN Added High-Margin & Stable Exchange Business Interval International Total Member Revenue $328 $330 $329 $329 $302 2007 2008 2009 2010 2011 $’s in millions. MARRIOTT VACATIONS WORLDWIDE I 119

AGENDA Powerful Cash Flow Engine. Delivering Sustainable Growth and Strong Shareholder Returns • Performance highlights • Delivering on synergy targets • Disciplined capital allocation • Long-term outlook MARRIOTT VACATIONS WORLDWIDE I 120

On Track to Deliver $125M+ in Cost Synergy Savings ~$65M+ 2021 Remaining Synergies ~$125M+ PLANNED INITIATIVES Total ~$60M • Back of house technology and synergies 2019 Synergies process consolidation COMPLETED INITIATIVES • Digital transformation • Reduced systems • Duplicate leadership positions and public company costs • Process alignment • G&A / infrastructure redundancies September Today 2018 + Top-line growth Projected annualized run rate savings in place by end of 2021. MARRIOTT VACATIONS WORLDWIDE I 121

AGENDA Powerful Cash Flow Engine. Delivering Sustainable Growth and Strong Shareholder Returns • Performance highlights • Delivering on synergy targets • Disciplined capital allocation • Long-term outlook MARRIOTT VACATIONS WORLDWIDE I 122

Capital Allocation Framework 1 Strategic M&A • Strategic and financially attractive Return capital • Share repurchases 2 to shareholders • Dividends Reduce • Target range of 2.0x to 2.5x 3 leverage MARRIOTT VACATIONS WORLDWIDE I 123

Capital Efficient Inventory Acquisition Model Drives Strong Free Cash Flow Adjusted Free Cash Flow ($M) $440-$490 $253 $265 $160 2016 2017 2018 2019E Adjusted free cash flow is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 124

A Powerful Free Cash Flow Engine 2015 to 2018 Adjusted Free Cash Flow before Inventory and Capex $1,763M Inventory Investment Adjusted Free Cash Flow Capital Expenditure $719M $907M $137M Shares Repurchased Dividends ~80% Returned $563M to Shareholders $147M Cumulative 2015 to 2018. Free Cash Flow and Adjusted Free Cash Flow are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 125

AGENDA Powerful Cash Flow Engine. Delivering Sustainable Growth and Strong Shareholder Returns • Performance highlights • Delivering on synergy targets • Disciplined capital allocation • Long-term outlook MARRIOTT VACATIONS WORLDWIDE I 126

Three Year Outlook – Delivering Strong Earnings Growth and Investments Revenues Adjusted EBITDA Cumulative Inventory & ($B) ($M) Capital Expenditures (2020-2022) ~7% ~9% ($M) CAGR CAGR $3.8-$4.1 $1,550 $930-$1,060 $3.25-$3.30 $1,400 $750-$780 MarginMargin ~23%~25% midpointmidpoint 2019E 2022 2019E 2022 2022 Low 2022 High CAGR calculated at the midpoint. Revenues exclude cost reimbursements. Revenues excluding cost reimbursements and Adjusted EBITDA are non-GAAP measures. For definitions and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 127

Adjusted EBITDA Growth Drivers 2020 to 2022 CAGR CAGR Growth Drivers Low High Vacation Ownership • Contract sales, improved Development margin 8% 15% efficiencies Resort management • New managed properties, net of expenses 5% 7% operating costs Financing • Contract sales, propensity, net of expenses 4% 6% interest rates Rental revenue • Rental inventory, net of expenses 3% 6% occupancy, RevPAR • Predominantly fixed with Royalty fee 4% 4% small variable component Exchange & Third-Party • Share of wallet, new Management 3% 4% contracts and customers G&A and other expense 0% (2)% • Synergies, inflation All CAGR’s are 2019-2022. Adjusted EBITDA is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 128

Three Year Outlook – Delivering Strong Cumulative Adjusted Free Cash Flow 2020 to 2022 ($M) 2022 Low 2022 High Adjusted free cash flow1 $1,300 $1,500 Disposition proceeds $160 $220 Leverage capacity $110 $450 Inventory optimization $0 $200 Non-traditional securitizations $30 $60 Less: Transformation costs ($100) ($130) Cash available $1,500 $2,300 1 Cumulative 2020 to 2022. Adjusted Free Cash Flow is a non-GAAP measure. For definition and reconciliation, please see appendix. MARRIOTT VACATIONS WORLDWIDE I 129

Committed and Disciplined Capital Deployment Strategic M&A Cash Available $1.5B to Share Repurchases $2.3B 2020-2022 Dividends MARRIOTT VACATIONS WORLDWIDE I 130

Strong Balance Sheet with No Long-Term Debt Maturities Before 2022 Debt Maturity Schedule ($M) Net Leverage $848 Target: $750 2.0x to 2.5x $350 $230 2020 2021 2022 2023 2024 2025 2026 2027 2028 Pro-forma for September 2019 Senior Notes issuance. Excludes the 1% annual term loan amortization, capital lease payments and non-recourse securitized debt. MARRIOTT VACATIONS WORLDWIDE I 131

I N S U M M A R Y Powerful Cash Flow Engine. Delivering Sustainable Growth and Strong Shareholder Returns • Proven track record • Diversified and resilient business model • Strong balance sheet • Targeting meaningful growth • Strong cash flow and disciplined capital deployment MARRIOTT VACATIONS WORLDWIDE I 132

APPENDIX 133

Non-GAAP Financial Measures In our presentation we report certain financial measures that are not prescribed by United States generally accepted accounting principles ("GAAP"). We discuss below our reasons for reporting these non-GAAP financial measures, and we’ve made footnote references to them on the preceding pages. Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others. We evaluate non-GAAP financial measures, including Adjusted EBITDA and Adjusted Free Cash Flow, that exclude certain items such as cost reimbursements, acquisition related, organizational and separation related, litigation, and other charges in the quarters and six-month periods ended June 30, 2019 and 2018, as well as the 2018, 2017, 2016 and 2015 fiscal years, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies. In addition, throughout this presentation, we refer to the business associated with the brands that existed prior to MVW’s acquisition of ILG, LLC (formerly known as ILG, Inc. (“ILG”)) on September 1, 2018 as “Legacy-MVW” and to ILG’s business and brands that were acquired as “Legacy-ILG.” Combined Financial Information. The Combined Financial Information presented herein combines Legacy-MVW and Legacy-ILG results of operation for 2018, and is presented to facilitate comparisons with our results following the acquisition of ILG. We evaluate the Combined Financial Information, and believe it provides useful information to investors, because it provides for a more meaningful comparison of our results following the acquisition of ILG with the results of the combined businesses for the prior year comparable period. The Combined Financial Information for the quarter ended March 31, 2018 was derived by combining the Legacy-MVW and Legacy-ILG financial results for such quarter included in the Quarterly Reports on Form 10- Q filed by MVW and ILG, respectively, with the Securities and Exchange Commission (the “SEC”) on May 4, 2018. The Combined Financial Information for the quarter ended June 30, 2018 was derived by combining the Legacy-MVW and Legacy-ILG financial information for such quarter included in the Quarterly Reports on Form 10-Q filed by MVW and ILG, respectively, with the SEC on August 2, 2018 and August 3, 2018, respectively. The Combined Financial Information for the quarter ended September 30, 2018 was derived by combining the MVW financial information for the quarter ended September 30, 2018 included in the Quarterly Report on Form 10-Q filed by MVW with the SEC on November 7, 2018, revised as described in the following sentence, which included results of operations for Legacy-ILG for September 2018, and the Legacy-ILG financial information for July and August 2018 included in ILG internal management records. MVW’s financial information for the quarter ended September 30, 2018 was revised as set forth in the "Quarterly Results" note to MVW’s consolidated financial statements included in MVW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 1, 2019. The Combined Financial Information for the full year 2018 was derived by combining MVW's financial information for the year ended December 31, 2018 included in MVW’s Annual Report on Form 10-K filed with the SEC on March 1, 2019, which included results of operations for Legacy-ILG for September through December 2018, with the Legacy-ILG financial information for the quarters ended March 31 and June 30 and July and August 2018, as described above. Prior to combining the Legacy-ILG financial information, Legacy-ILG's financial results were reclassified to conform with MVW's current financial statement presentation for each period presented, referred to as "Legacy-ILG Reclassified" in the financial schedules. No other adjustments have been made to the Legacy-MVW or Legacy-ILG results to derive the Combined Financial Information. The Combined Financial Information is provided for informational purposes only and is not intended to represent or to be indicative of the actual results of operations that the combined MVW and ILG business would have reported had the ILG acquisition been completed prior to the beginning of fiscal year 2018 and should not be taken as being indicative of future results of operations. The actual results may differ significantly from those reflected in the Combined Financial Information. A-134 134

Non-GAAP Financial Measures

MARRIOTT VACATIONS WORLDWIDE

Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA. EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items referred to below, and beginning with the first quarter of 2016, the exclusion of non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from our competitors.

Free Cash Flow and Adjusted Free Cash Flow. We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of ILG-acquisition costs, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management's comparison of our results with our competitors' results.

Revenues Excluding Cost Reimbursements – Total Company and Legacy-MVW Vacation Ownership. Cost reimbursements revenue includes direct and indirect costs that property owners' associations and joint ventures we participate in reimburse to us, and relates, predominantly, to payroll costs where we are the employer. As we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on net income attributable to us because cost reimbursements revenue net of reimbursed costs expense is zero. We consider revenues excluding cost reimbursements to be a meaningful metric as it represents that portion of revenue from each segment and for the total company that impacts net income attributable to us.

	MVW			Legacy-MVW Vacation Ownership	
(In millions)	2016	2017	2018	2015	2018
Total revenues	$ 2,000	$ 2,183	$ 2,968	$ 2,067	$ 2,400
Less: cost reimbursements	(720)	(750)	(925)	(720)	(837)
Revenues excluding reimbursed costs	$ 1,280	$ 1,433	$ 2,043	$ 1,347	$ 1,563

135

Non-GAAP Financial Measures

MARRIOTT VACATIONS WORLDWIDE

Revenues Excluding Cost Reimbursements – Total Company and Segment Revenues (cont.).

(In millions)	Exchange & Third Party	Less: VRIE	Exchange & Third Party Adjusted	Vacation Ownership	Corporate and Other	2018 Combined [1] Less: VRIE	VO and Exchange & Third Party Adjusted	% Vacation Ownership Revenues	% Exchange and Third Party Revenues
Revenues									
Sale of vacation ownership products	$ -	$ -	$ -	$ 1,321	$ -	$ 1,321	$ 1,321		
Management and exchange	381	(49)	332	494	97	923	826		
Financing	4	-	4	242	-	246	246		
Rental	67	-	67	526	2	595	593		
Cost reimbursements	99	-	99	1,087	(88)	1,098	1,186		
Total revenues	551	(49)	502	3,670	11	4,183	4,172		
Less: cost reimbursements	(99)	-	(99)	(1,087)	88	(1,098)	(1,186)		
Total revenues excluding cost reimbursements	452	(49)	403	2,583	99	3,085	2,986	87%	13%

(1) See "Combined Financial Information" for basis of presentation.

Adjusted EBITDA Margin. We calculate Adjusted EBITDA Margin by dividing segment or total company Adjusted EBITDA, where applicable, by segment or total company revenues excluding cost reimbursements, where applicable, as reconciled herein. We consider Adjusted EBITDA Margin to be an indicator of operating performance for our segments and total company, and believe it provides useful information to investors, because it demonstrates the diversity of our business model and provides perspective regarding how much of our total Adjusted EBITDA Margin comes from each segment and the total company.

Adjusted EBITDA Contribution. We calculate Adjusted EBITDA Contribution by adding up the results of operations from our Development, Resort management / Management and exchange, Rental and Financing businesses, excluding allocations for general and administrative costs, royalty fees, and add backs for share-based compensation and depreciation, and then dividing that result by each business' results of operations, as reconciled herein. We consider Adjusted EBITDA Contribution to be an indicator of operating performance for our collective and separate businesses, and believe it provides useful information to investors, because it demonstrates the diversity of our business model and provides perspective regarding how much of our total Adjusted EBITDA comes from each of our businesses.

($'s in millions)	2018 Combined [1] Company	Less: VRIE	Adjusted EBITDA w/o VRIE	Adjusted EBITDA Contribution [2]
Development margin	$ 290	-	290	28%
Management and exchange margin	440	(17)	423	40%
Rental margin	182	-	182	17%
Financing margin	161	-	161	15%
Total Adjusted EBITDA contribution	$ 1,073	$ (17)	$ 1,056	100%

(1) See "Combined Financial Information" for basis of presentation.

(2) Represents the contribution toward Adjusted EBITDA.

136

Non-GAAP Financial Measures Adjusted Financial Information. The unaudited adjusted financial information for the 2018 full year included in the Reconciliation of Adjusted Financial Information and the Reconciliation of Vacation Ownership Segment Interim Adjusted Financial Results was derived by subtracting the Legacy-ILG results of operation for such quarter from MVW’s results of operation for the quarter and is presented to facilitate comparisons of Legacy-MVW results following the acquisition of ILG. We evaluate the adjusted financial information, and believe it provides useful information to investors, because it provides for a more meaningful comparison of Legacy-MVW results following the acquisition of ILG with Legacy-MVW results for the prior year comparable period. Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion below. We evaluate Adjusted Development Margin because it allows for period-over- period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin. Debt to Adjusted EBITDA Ratio. We calculate debt to adjusted EBITDA ratio by dividing net debt by combined adjusted EBITDA, where net debt represents total debt less securitized debt and cash and cash equivalents other than an estimated $150 million for working capital requirements, and combined adjusted EBITDA is derived by combining the last year of adjusted EBITDA for Legacy-MVW and Legacy-ILG (2018 first quarter through 2018 fourth quarter) and adding in $100 million of cost synergies. MVW certain items The “certain items” reflected in Adjusted EBITDA for 2018 consisted of $135 million of ILG acquisition-related costs (including $8 million of non-cash share-based compensation expense), $46 million of litigation settlement charges, $24 million of unfavorable purchase accounting adjustments (of which $4 million impacted adjusted EBITDA), $8 million of losses and other expense and $4 million of costs associated with the anticipated capital efficient acquisitions of operating properties in San Francisco, California and New York, New York, partially offset by $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria. These adjustments increased Adjusted EBITDA by $162 million for the combined company. The “certain items” reflected in Adjusted EBITDA for 2017 consisted of $9 million in net insurance proceeds related to the settlement of business interruption insurance claims arising from Hurricane Matthew, $7 million of variable compensation expense related to the impact of hurricanes in 2017, $4 million of litigation settlement expenses, $2 million of acquisition costs, a charge of $1 million associated with the estimated property damage insurance deductibles and impairment of property and equipment at several of MVW’s resorts, primarily in Florida and the Caribbean, that were impacted by the 2017 hurricanes, $1 million of variable compensation expense related to the impact of Hurricane Matthew and less than $1 million of miscellaneous losses and other expense. These adjustments increased Adjusted EBITDA for 2017 by $7 million. MVW estimates that the effects of Hurricane Irma and Hurricane Maria negatively impacted Adjusted EBITDA by approximately $7 million in 2017. The “certain items” reflected in Adjusted EBITDA for 2016 consisted of $11 million of gains and other income not associated with MVW’s on-going core operations, $5 million of acquisition costs, $1 million of hurricane related expenses, less than $1 million of profit from the operations of the portion of the property MVW acquired in Surfers Paradise, Australia in 2015 that MVW sold in the second quarter of 2016, and a less than $1 million reversal of litigation settlement expense. In the aggregate, these adjustments decreased Adjusted EBITDA for 2016 by $5 million. MVW estimates that the effects of Hurricane Matthew negatively impacted Adjusted EBITDA by approximately $4 million in the fourth quarter of 2016. ILG certain items: Other special items consists of other items that ILG believed were not related to its core business operations, including costs related to litigation matters, the impact to ILG’s financial statements related to natural disasters, costs related to ILG’s board of directors’ strategic review, as well as any costs associated with MVW’s acquisition of ILG in the third quarter of 2018. A-137 137

Non-GAAP Financial Measures

2018 Legacy MVW and ILG and Combined Revenues Excluding Cost Reimbursements, Revenue Contribution, Mix of Non-Development Revenues, Adjusted EBITDA, and Adjusted EBITDA Margin

MARRIOTT VACATIONS WORLDWIDE

($'s in millions)	Legacy MVW	Legacy ILG	2018 Combined (1)	Revenue Contribution(2)
Sale of vacation ownership products	$ 831	$ 490	$ 1,321	42%
Management and exchange	300	672	972	31%
Rental	284	311	595	19%
Financing	148	98	246	8%
Cost reimbursements	837	261	1,098	
Total revenues	2,400	1,832	4,232	
Less: Cost reimbursements	(837)	(261)	(1,098)	
Total revenues excluding cost reimbursements	$ 1,563	$ 1,571	$ 3,134	100%
Less: Sale of vacation ownership products	(831)	(490)	(1,321)	
Total non-development revenue	$ 732	$ 1,081	$ 1,813	
Mix of non-development revenue	47%	69%	58%	

($'s in millions)	Legacy MVW	Legacy ILG	2018 Combined
Net income	$ 57	$ 70	$ 127
Interest expense	52	21	73
Tax provision	45	39	84
Depreciation and amortization	24	93	117
EBITDA	178	223	401
Non-cash share-based compensation	21	30	51
Certain items(3)	121	94	215
Adjusted EBITDA	$ 320	$ 347	$ 667
Adjusted EBITDA margin	20.5%	22.1%	21.3%

(1) See "Combined Financial Information" for basis of presentation.

(2) Represents the contribution toward revenues excluding cost reimbursements.

(3) See "MVW certain items" for further information

138

Non-GAAP Financial Measures Historical Adjusted EBITDA - Total Company, Legacy-MVW and Legacy-MVW Vacation Ownership MVW Legacy-MVW Legacy-MVW Vacation Ownership ($'s in millions) 2016 2017 2018 2018 2015 2018 Net income / Segment results 1 $ 122 $ 235 $ 55 $ 57 $ 336 $ 380 Interest expense 9 10 54 52 - - Tax provision 76 5 51 45 - - Depreciation and amortization 21 21 62 24 17 20 EBITDA 228 271 222 178 353 400 Non-cash share-based compensation 14 16 35 21 3 5 Certain items (5) 7 162 121 (11) 20 Adjusted EBITDA $ 237 $ 294 $ 419 $ 320 $ 345 $ 425 1 Segment results represent Legacy-MVW Vacation Ownership segment results. A-139 139

Non-GAAP Financial Measures 2018 Adjusted EBITDA Contribution and Adjusted EBITDA Margin Exchange & Third-Party Management Exchange & Third-Party Management Third Party Third Party Less: Management (In millions) Exchange Management VRIE Less: VRIE Total Net income $ 169 $ 56 $ (17) $ 39 $ 208 Depreciation and amortization 29 8 - 8 37 EBITDA 198 64 (17) 47 245 Share-based compensation 3 2 - 2 5 Certain items 2 1 - 1 3 Adjusted EBITDA $ 203 $ 67 $ (17) $ 50 $ 253 Adjusted EBITDA contribution 80% 20% Exchange & Third-Party Management 2018 Combined (1) Exchange and Exchange and Less: Third Party (In millions) Third Party VRIE Adjusted Net income $ 225 $ (17) $ 208 Depreciation and amortization 37 - 37 EBITDA 262 (17) 245 Share-based compensation 5 - 5 Certain items 3 - 3 Adjusted EBITDA $ 270 $ (17) $ 253 Adjusted EBITDA margin % 63% (1) See "Combined Financial Information" for basis of presentation. A-140 140

Non-GAAP Financial Measures 2018 Revenues Excluding Reimbursed Costs, Revenue Contribution and Adjusted EBITDA Contribution Vacation Ownership Combined (1) Vacation Ownership 2018 Revenue ($'s in millions) 2018 Contribution(2) Sale of vacation ownership products $ 1,321 51% Resort management 494 19% Rental 526 20% Financing 242 10% Cost reimbursements 1,087 Total revenues 3,670 Less: Cost reimbursements (1,087) Total revenues excluding cost reimbursements $ 2,583 100% (1) See "Combined Financial Information" for basis of presentation. (2) Represents the contribution toward total revenues excluding cost reimbursements. Combined (1) Vacation Ownership Adjusted EBITDA ($'s in millions) 2018 Contribution(2) Development margin $ 290 36% Management and exchange margin 227 28% Rental margin 129 16% Financing margin 159 20% Total adjusted EBITDA contribution $ 805 100% (1) See "Combined Financial Information" for basis of presentation. (2) Represents the contribution toward Adjusted EBITDA. A-141 141

Non-GAAP Financial Measures

Cumulative Adjusted Free Cash Flow – 2015 through 2018

MARRIOTT VACATIONS WORLDWIDE

(In millions)	2015	2016	2017	2018	Cumulative
Net cash provided by operating activities	$ 109	$ 141	$ 142	$ 97	$ 489
Capital expenditures for property and equipment (excluding inventory):					
Other	(36)	(35)	(26)	(40)	(137)
Investment in operating portion of Surfers Paradise hotel that will be sold [1]	(47)	-	-	-	(47)
Change in restricted cash	37	5	-	-	42
Borrowings from securitization transactions	255	377	400	539	1,571
Repayment of debt related to securitizations	(278)	(323)	(293)	(382)	(1,276)
Free cash flow	40	165	223	214	642
Adjustments:					
ILG acquisition-related costs	-	-	-	162	162
Litigation settlements	-	-	-	18	18
Net insurance proceeds from business interruption claims	-	-	-	(57)	(57)
Organizational and separation-related, litigation and other charges	8	-	-	-	8
Proceeds from sale of operating portion of Surfers Paradise hotel [1]	47	-	-	-	47
Accelerated payment of liability for Marriott Rewards customer loyalty program [2]	66	-	-	-	66
Other[3]	-	-	-	(27)	(27)
Borrowings available from the securitization of eligible vacation ownership notes receivable[4]	68	(5)	45	(31)	77
Change in restricted cash	-	-	(15)	(14)	(29)
Adjusted free cash flow	$ 229	$ 160	$ 253	$ 265	$ 907

NOTE: Beginning in fiscal year 2017, we now present the change in restricted cash as an adjustment to free cash flow, rather than including the change in restricted cash in free cash flow, but have not restated prior year presentation for this change.

1 Represents the estimated investment in, as well as the proceeds from the subsequent sale of, the operating portion of the Surfers Paradise hotel.

2 Represents the portion of the Q1 2016 liability for Marriott Rewards customer loyalty program payment that was accelerated into Q4 2015.

3 Represents $33 million payment associated with capital efficient inventory arrangements, partially offset by an adjustment to exclude $6 million of losses resulting from fraudulently induced electronic wire payment disbursements made to third parties.

4 Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between year ends.

142

Non-GAAP Financial Measures

2018 Adjusted Financial Information – MVW and Vacation Ownership

MARRIOTT VACATIONS WORLDWIDE

($'s in millions)	Combined Company 2018 As reported	Combined Company 2018 Less: Legacy-ILG 122 Days	Combined Company 2018 As adjusted	Vacation Ownership Segment 2018 As reported	Vacation Ownership Segment 2018 Less: Legacy-ILG 122 Days	Vacation Ownership Segment 2018 As adjusted
Revenues						
Sale of vacation ownership products	$ 990	$ 159	$ 831	$ 990	$ 159	$ 831
Management and exchange	499	199	300	359	59	300
Rental	371	87	284	352	68	284
Financing	183	35	148	182	34	148
Cost reimbursements	925	88	837	920	83	837
Total revenues	2,968	568	2,400	2,803	403	2,400
Expenses						
Cost of vacation ownership products	260	44	216	260	44	216
Marketing and sales	527	96	431	513	82	431
Management and exchange	259	106	153	190	37	153
Rental	281	52	229	277	48	229
Financing	65	15	50	64	14	50
General and administrative	198	77	121	-	-	-
Depreciation and amortization	62	38	24	37	17	20
Litigation settlement	46	-	46	46	-	46
Royalty fee	78	14	64	78	14	64
Cost reimbursements	925	88	837	920	83	837
Total expenses	2,701	530	2,171	2,385	339	2,046
Gains (losses) and other income (expense), net	21	(3)	24	28	(2)	30
Interest expense	(54)	(2)	(52)	-	-	-
ILG acquisition-related costs	(127)	(32)	(95)	-	-	-
Other	(4)	-	(4)	(4)	-	(4)
Income before income taxes and noncontrolling interest	103	1	102	442	62	380
Provision for income taxes	(51)	(6)	(45)	-	-	-
Net income (loss)	52	(5)	57	442	62	380
Net income attributable to noncontrolling interests	3	3	-	1	1	-
Net income (loss) attributable to common shareholders	$ 55	$ (2)	$ 57	$ 443	$ 63	$ 380
Net income (loss) attributable to common shareholders	$ 55	$ (2)	$ 57	$ 443	$ 63	$ 380
Interest expense	54	2	52	-	-	-
Tax provision	51	6	45	-	-	-
Depreciation and amortization	62	38	24	37	17	20
EBITDA	222	44	178	480	80	400
Share-based compensation	35	14	21	7	2	5
Certain items before provision for income taxes	162	41	121	24	4	20
Adjusted EBITDA	$ 419	$ 99	$ 320	$ 511	$ 86	$ 425

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Non-GAAP Financial Measures

2017 and 2018 MVW Adjusted Development Margin

MARRIOTT VACATIONS WORLDWIDE

($'s in millions)		2018		2017
Consolidated contract sales	$	1,073	$	826
Less: Resales contract sales		(30)		(23)
Consolidated contract sales, net of resales		1,043		803
Plus:				
Settlement revenue [1]		26		15
Resales revenue [1]		12		8
Revenue recognition adjustments:				
Reportability		11		20
Sales Reserve		(64)		(52)
Other [2]		(38)		(37)
Sale of vacation ownership products	$	990	$	757
Less:				
Cost of vacation ownership products		(260)		(194)
Marketing and sales		(513)		(388)
Development margin		217		175
Revenue recognition reportability adjustment		(8)		(14)
Purchase price adjustments		3		-
Variable compensation expense related to the impact of the hurricanes		-		3
Adjusted development margin	$	212	$	164
Development margin percentage [3]		21.9%		23.1%
Adjusted development margin percentage		21.6%		22.2%

[1] Previously included in management and exchange revenue prior to the adoption of the Accounting Standards Update 2014-09 - "Revenue from Contracts with Customers (Topic 606)" ("ASU 2014-09"), as amended.

[2] Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

[3] Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted Development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability.

144

Non-GAAP Financial Measures

2019 and 2022 Outlook - Adjusted EBITDA and Adjusted Free Cash Flow

MARRIOTT VACATIONS WORLDWIDE SM

(In millions) Adjusted EBITDA	2019				2022			
	Low		High		Low		High	
Net income attributable to common shareholders	$	214	$	221	$	426	$	523
Interest expense[(1)]		132		132		125		125
Tax provision		108		111		194		227
Depreciation and amortization		142		142		150		150
EBITDA		596		606		895		1,025
Share-based compensation		38		38		37		37
Certain items[(2)]		116		136		(2)		(2)
Adjusted EBITDA	$	750	$	780	$	930	$	1,060

(1) Interest expense excludes consumer financing interest expense.

(2) 2019 certain items adjustment includes $80 million to $100 million of anticipated ILG acquisition costs, $26 million of asset impairments, $17 million of anticipated purchase price adjustments, $2 million of litigation settlements and $1 million of other severance costs, partially offset by $10 million of gains and other income.

(In millions) Adjusted Free Cash Flow	2019				2020-2022 Cumulative			
	Low		High		Low		High	
Net cash provided by operating activities	$	332	$	362	$	1,170	$	1,210
Capital expenditures for property and equipment (excluding inventory):		(80)		(90)		(260)		(290)
Net securitization activity, including borrowings available from securitizing eligible vacation ownership notes receivable[(1)]		155		165		310		470
Subtotal		407		437		1,220		1,390
Adjustments:								
Inventory / other payments associated with capital efficient inventory arrangements		(31)		(31)		-		-
Certain items[(2)]		77		97		100		130
Change in restricted cash		(13)		(13)		(20)		(20)
Adjusted Free Cash Flow	$	440	$	490	$	1,300	$	1,500

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the end of each period.

(2) 2019 certain items adjustment includes $80 million to $100 million of anticipated ILG acquisition costs and $25 million of litigation settlement payments, partially offset by $12 million of prior year Legacy-ILG net tax refunds, $7 million from business interruption proceeds and $3 million from the recovery of a portion of the fraudulently induced electronic payment disbursements made in 2018. 2020-2022 cumulative certain items adjustment includes $100 million to $130 million of anticipated ILG acquisition costs.

145